Exhibit 99.1

Ipsidy Announces Results for Second Quarter 2017

LONG BEACH, N.Y., August 15, 2017 -- Ipsidy Inc. (www.ipsidy.com) [OTC:IDGS], (formerly known as ID Global Solutions Corporation), a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended June 30, 2017.

Financial Highlights for the Three and Six Months Ended June 30, 2017

●	Total revenue for the three and six month periods was $0.6 million and $1.1 million compared to $0.5 million and $0.8 million for the three and six months in 2016.
●	Net loss for the three and six month periods was $2.8 million and $12.5 million compared to a net loss in the second quarter of 2016 of $0.8 million and net income of $6.9 million in the first half of 2016. In 2016, there was a reduction of the derivative liability of $4.7 million and $17.7 million in the three and six months ended June 30, 2016.
●	Basic net loss per share for the second quarter and first half of 2017 was $0.01 cent and $0.04 cents compared to basic net loss per share of $0.00 cents in the second quarter of 2016 with net income per share of $0.03 for the first half of 2016. Fully diluted net loss per share was $0.04 cents for the second quarter and first half of 2017.
●	Adjusted EBITDA loss for the second quarter and first half of 2017 was $1.4 million and $3.0 million compared to $0.8 million and $1.9 million in 2016. The Company invested in people, infrastructure and technology to support on-going and future operations.
●	Converted outstanding debt and accrued interest in the amount of approximately $6.3 million into approximately 84.8 million shares of common stock.
●	Repaid an additional $0.3 million of outstanding debt, cancelled 3.6 million warrants and cancelled 2.5 million shares of the Company’s common stock.
●	Secured $7.0 million of additional debt and equity financing.
●	Total liabilities reduced to $4.0 million as of June 30, 2017, compared to liabilities of $25.8 million as of December 31, 2016, and stockholders’ equity increased to $11.4 million as of June 30, 2017, compared to a stockholders’ deficit of $13.3 million as of December 31, 2016.

The combination of the above events resulted in the substantial improvement in the Company’s balance sheet and provided near-term working capital.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

●	Announced the appointment of Philip Beck as Chairman of the Board of Directors, Chief Executive and President and Stuart Stoller as CFO on January 31, 2017

●	Continued process improvements to the Company’s MultiPay bill pay transaction platform in Colombia.

●	Continued development of the Ipsidy identity transaction platform

●	Continued development of a digital payment processing platform comprising modules for payment card issuance, HCE, tokenization, and a consumer mobile wallet as well as a merchant acquiring gateway and mobile point of sale, and mobile-commerce, beacon marketing and loyalty products.

“Ipsidy is redefining the identity transaction,” said Philip Beck, Chairman and Chief Executive Officer of Ipsidy. “Our goal is to manage an identity transaction as easily and securely as a payment transaction. We are focused on building out our identity transaction platform, in order to provide our customers with reimagined solutions to enable people to authenticate their identity to their own device, before commencing a transaction. We intend to facilitate the processing of diverse electronic transactions, be they payments, votes, or physical or digital access, embedded with the participant’s identity.”

In a world that is increasingly digital and mobile, but also fraught with account breaches and stolen identity information, our vision is to offer solutions that provide pre-transaction verification of identity as well as embed identity verification within every electronic transaction message processed through our platform, or other electronic systems. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly verified. Ipsidy is therefore developing solutions intended to provide our customers with the next level of transaction security, control and certainty operating in both physical and digital environments leveraging mobile eco-systems.

We are building upon our existing capabilities in biometric identification and multi-factor identity management solutions to develop an identity transaction platform for our customers. The platform enables mobile users to more easily authenticate their identity to a mobile phone or portable device of their choosing (as opposed to other identity solutions requiring dedicated hardware). Our system allows participants to complete transactions with a digitally signed authentication response, including the underlying transaction data and embedded attributes of the participant’s identity, accessible to the business.

Our strategy is to leverage our identity transaction platform to support a variety of vertical markets. These vertical markets include but are not limited to border security, public safety, public transportation, enterprise security, electronic payments transactions and banking. In addition, our platform is designed to be highly available and language agnostic thereby accessible to customers around the world. We believe that the various technologies that Ipsidy is developing and has acquired can be combined into a unified offering.

Ipsidy’s digital mobile wallet application, or electronic account holder, will contain different services and accounts that enable users to conveniently and securely authenticate and authorize a variety of electronic transactions, using their identity. For example, our closed-loop payment account and digital issuance platform is intended to offer secure and cost-effective methods of conversion of cash and paper to electronic payments. Consumers accessing this system, using their mobile phones, electronic devices, or smart card payment tokens will be able to participate in the digital economy thereby facilitating financial inclusion for the un-banked and under banked population around the globe. Another example is for consumers and employees to use their mobile application to verify identity, in order to access secure, digital or physical environments.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2017 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:

Ipsidy is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia www.multipay.com.co and Cards Plus in South Africa. www.cardsplus.co.za. In a world that is increasingly digital and mobile, our vision is to enable solutions that provide pre-transaction verification of identity as well as embed identity verification within every electronic transaction message processed through our platform, or other electronic systems. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly verified. We are therefore developing solutions intended to provide our customers with the next level of transaction security, control and certainty. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2016 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net (loss) income	$(2,802,578)	$(832,691)	$(12,471,672)	$6,859,819

Interest Expense	291,168	1,346,025	895,182	2,272,777
Conversion of debt, derivative liability, and modifications	—	(4,735,589)	4,106,652	(17,677,252)
Depreciation and amortization	137,000	157,702	246,534	260,761
Write-off of asset	—	225,862	—	225,862
Taxes	—	—	—	—
Stock compensation	972,510	2,999,837	4,266,670	6,152,490

Adjusted EBITDA (Non-GAAP)	$(1,401,900)	$(838,854)	$(2,956,634)	$(1,905,543)

IPSIDY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$2,376,197	$689,105
Accounts receivable, net	158,028	138,359
Current portion of net investment in direct financing lease	50,050	44,990
Inventory	854,900	150,679
Other current assets	188,242	166,479
Total current assets	3,627,417	1,189,612

Property and equipment, net	251,363	115,682
Other Assets	876,395	358,343
Intangible Assets, net	3,281,809	3,474,291
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	645,861	674,015
Total assets	$15,418,888	$12,547,986

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,602,924	$1,687,900
Convertible notes payable, net	—	250,000
Derivative liability	—	8,388,355
Capital lease obligation, current portion	28,126	—
Notes payable, net, current portion	15,220	109,819
Deferred revenue	120,690	398,680
Total current liabilities	1,766,960	10,834,754

Long-term Liabilities:
Convertible notes payable, net, less current maturities	—	2,245,596
Notes payable, net, less current maturities	2,087,583	3,051,603
Capital lease obligation, net of current portion	127,334
Derivative liability, net of current portion	—	9,668,276
Total long-term liabilities	2,214,917	14,965,475
Total liabilities	3,981,877	25,800,229

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized; 344,214,144 and 234,704,655 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	34,421	23,470
Additional paid in capital	72,944,964	35,341,669
Stock subscription receivable	(430,000)	—
Accumulated deficit	(61,397,665)	(48,925,993)
Accumulated comprehensive income	285,291	308,611
Total stockholders’ equity (deficit)	11,437,011	(13,252,243)
Total liabilities and stockholders’ equity (deficit)	$15,418,888	$12,547,986

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues:
Products and services	$540,616	$476,680	1,106,161	797,426
Lease income	18,836	13,315	37,980	13,315
Total revenues, net	559,452	489,995	1,144,141	810,741

Operating Expenses:
Cost of Sales	155,141	114,548	304,270	232,658
General and administrative	2,750,955	4,147,408	8,006,337	8,540,314
Research and development	27,766	292,592	56,838	321,664
Depreciation and amortization	137,000	157,702	246,534	260,761
Total operating expenses	3,070,862	4,712,250	8,613,979	9,355,397

Loss from operations	(2,511,410)	(4,222,255)	(7,469,838)	(8,544,656)

Other Income (Expense):
(Loss) gain on derivative liability	—	4,735,589	(452,146)	17,677,252
Gain on extinguishment of debt	—	—	2,802,234	—
(Loss) on modification of debt	—	—	(5,978,643)	—
(Loss) on modification of warrants	—	—	(158,327)	—
(Loss) on modification of derivatives	—	—	(319,770)	—
Interest expense	(291,168)	(1,346,025)	(895,182)	(2,272,777)
Other income (expense), net	(291,168)	3,389,564	(5,001,834)	15,404,475

(Loss) Income before income taxes	(2,802,578)	(832,691)	(12,471,672)	6,859,819

Income Taxes	—	—	—	—

Net (loss) income	$(2,802,578)	$(832,691)	$(12,471,672)	$6,859,819

Net (loss) income per share - Basic	$(0.01)	$(0.00)	$(0.04)	$0.03

Net (loss) income per share - Diluted	$(0.01)	$(0.00)	$(0.04)	$(0.04)

Weighted Average Shares Outstanding - Basic	344,140,554	213,860,870	319,868,353	207,537,833

Weighted Average Shares Outstanding - Diluted	344,140,544	213,860,870	319,868,353	275,753,226

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(12,471,672)	$6,859,819
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	246,534	260,761
Stock-based compensation	4,266,670	6,152,490
Common stock issued for services	62,805	270,000
Amortization of debt discount and debt issuance costs, net	648,996	1,899,726
Loss (gain) on derivative liability	452,146	(17,677,252)
Gain on settlement of notes payable	(2,802,234)	—
Loss on modification of derivatives	319,770	—
Loss on modification of warrants	158,327	—
Loss on conversion of debt	5,978,643
Write off of abandoned property	—	225,862
Changes in operating assets and liabilities:
Accounts receivable	(16,913)	5,606
Lease receivable	23,094	7,043
Other current assets	(21,763)	75,577
Inventory	(705,579)	(162,232)
Accounts payable and accrued expenses	240,218	281,846
Deferred revenue	(277,992)	(194,690)
Net cash flows from operating activities	(3,898,950)	(1,995,444)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,194)	(10,518)
Investment in other assets including work in process	(536,184)	(101,753)
Cash acquired in acquisitions	—	419,042
Net cash flows from investing activities	(544,378)	306,771

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	3,000,000	1,650,000
Payment of debt issuance cost	3,570,100	(133,400)
Proceeds from sale of common stock, net	(375,821)	—
Principal payments on capital lease obligations	(44,599)	—
Principal payments on notes payable	(9,904)	(17,655)
Net cash flows from financing activities	6,139,776	1,498,945

Effect of foreign currencies	(9,356)	121,043

Net Change in Cash	1,687,092	(68,685)
Cash, Beginning of Period	689,105	349,873
Cash, End of Period	$2,376,197	$281,188

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$21,609,673	$21,122
Issuance of common stock for debt issuance costs	$224,460	$169,125
Issuance of warrants for inventory costs	$—	$79,081
Reclassification of derivatives upon removal of price protection in warrants	$7,614,974	$692,850
Reclassification of inventory to net investment in direct financing lease	$—	$747,944
Acquisition of equipment due to a capital lease	$163,407	$—
Acquisition of FIN Holdings (2016):
Issuance of common stock as consideration	$—	$9,000,000
Assumed liabilities	—	914,218
Inventory	—	(112,408)
Accounts receivable	—	(311,867)
Property and equipment	—	(100,339)
Intangible assets	—	(8,970,562)
Cash acquired	$—	$419,042